Exhibit 99.2

LONE PINE RESOURCES INC.
SUITE 1100, 640 - 5TH AVENUE SW
CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Asset Disposition

CALGARY, ALBERTA, November 13, 2012 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX: LPR) announces that its wholly owned subsidiary, Lone Pine Resources Canada Ltd., has entered into a definitive agreement with a large Canadian energy producer to dispose of all of its interests in the Wild River area of the Deep Basin of Alberta for total gross cash proceeds of $82.0 million, subject to normal course closing adjustments.

Details of the assets to be divested are as follows:

•                  Average net sales volumes of 17.4 MMcfe/d (93% natural gas) in the third quarter of 2012

•                  Total net estimated proved reserves of 78 Bcfe at December 31, 2011, determined in accordance with U.S. Securities and Exchange Commission guidelines, as evaluated by the Company’s independent reserves engineer, DeGolyer and MacNaughton (“D&M”)

•                  Total estimated proved reserves of 13.1 MMboe and proved plus probable reserves of 15.2 MMboe at December 31, 2011, determined in accordance with Canadian National Instrument 51-101 — Standards of Disclosure for Oil & Gas Activities, as evaluated by D&M

•                  Estimated operating cash flow of approximately $13.5 million for the twelve months ended September 30, 2012

•                  Total land of 27,849 net acres (7,788 net acres undeveloped) as at September 30, 2012

The transaction has an effective date of October 1, 2012 and is expected to close in mid-December 2012, subject to certain customary closing conditions.  The net proceeds of the transaction will be used by Lone Pine to reduce indebtedness outstanding under its bank credit facility.  As a result of this transaction, there will be an automatic adjustment to the Company’s borrowing base available under its bank credit facility upon closing.

Scotia Waterous acted as financial advisor to Lone Pine on this transaction.

Lone Pine continues its previously announced asset portfolio review and other non-core disposition processes.  The Company will provide updates on those processes if and when the board of directors has approved a specific transaction or otherwise determines that disclosure is necessary or appropriate.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that plans for the disposition of non-core assets, the review of its asset portfolio, the adjustment to the borrowing base available under its bank credit facility; the Company’s business strategy and its plans for development of its assets, and other forward-looking statements relating to Lone Pine are subject to all of the risks and uncertainties normally incident to such endeavors.

These risks relating to Lone Pine include, but are not limited to, oil and natural gas price volatility, its access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial and economic environment on its business and financial condition, a lack of availability of, or increase in costs relating to, goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves and other risks as described in reports that Lone Pine files with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

Units of Equivalency

This news release discloses certain information on an “equivalency” basis with oil and NGL quantities converted to Mcfe (thousand cubic feet of gas equivalent) or MMcfe (million cubic feet of gas equivalent) based on a conversion ratio of one bbl of liquids to six Mcf of natural gas.  Units of equivalency such as Mcfe and MMcfe may be misleading, particularly if used in isolation.  A Mcfe conversion ratio of one bbl of crude oil or NGLs to six Mcf of natural gas is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.  Although this conversion ratio is an industry accepted norm, it is not reflective of price or market value differentials between product types.  Capital expenditure estimates are based on our current expectations as to the level of capital expenditures that will be justified based upon the other assumptions set forth in this news release as well as expectations about other operating and economic factors.

Disclosure of Reserves Information

In this news release, Lone Pine discloses reserves estimates prepared in accordance with the definitions and guidelines set forth in Canadian National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities (“NI 51-101”) and the Canadian Oil and Gas Evaluation Handbook, and which terms include quantities of oil and gas that do not meet the SEC’s definitions of proved, probable or possible reserves, and which applicable U.S. federal securities law and applicable SEC rules and regulations (collectively, “SEC requirements”) strictly prohibit Lone Pine from including in periodic filings. These estimates are by their nature more speculative than reserves determined under applicable SEC guidelines. Additional information regarding Lone Pine’s reserves estimates and other oil and gas information prepared in accordance with NI 51-101 is contained in Lone Pine’s Statement of Reserves Data and Other Oil and Gas Information (Form 51-101F1) filed on SEDAR on March 22, 2012. In addition to being a reporting issuer in certain Canadian jurisdictions, Lone Pine is a registrant with the SEC and subject to domestic issuer reporting requirements under U.S. federal securities law, including with respect to the disclosure of reserves and other oil and gas information in accordance with SEC requirements. Disclosure of such information in accordance with SEC requirements is included in the Company’s Annual Report on Form 10-K and in other reports and materials filed with or furnished to the SEC and, as applicable, Canadian securities regulatory authorities. The SEC permits oil and gas companies that are subject to domestic issuer reporting requirements under U.S. federal securities law, in their filings with the SEC, to disclose only estimated proved, probable and possible reserves that meet the SEC’s definitions of such terms. Lone Pine has disclosed only estimated proved reserves in its filings with the SEC. In addition, Lone Pine prepares its financial statements in accordance with United States generally accepted accounting principles, which require that the notes to its annual financial statements include supplementary disclosure in respect of the Company’s oil and gas activities, including estimates of its proved oil and gas reserves and a standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities. This supplementary financial statement disclosure is presented in accordance with FASB requirements, which align with corresponding SEC requirements concerning reserves estimation and reporting.

Non-GAAP Measure

Operating cash flow is a non-GAAP measure that is used by the Company to assess the cash operating performance of an asset.  Operating cash flow does not represent, and should not be considered an alternative to, GAAP measures, and Lone Pine’s calculations thereof may not be comparable to similarly titled measures reported by other companies.  Lone Pine defines operating cash flow as revenue less lease operating expenses, production and property taxes and transportation and processing costs.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia, and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

David Anderson

President & Chief Executive Officer

Tel.: (403) 292-8000

Ed Bereznicki

Executive Vice President & Chief Financial Officer

Tel.: (403) 292-8000